UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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[ ] Preliminary Proxy Statement

[] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[] Definitive Proxy Statement

[X]Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS INCOME TRUST

(Name of Registrant(s) as Specified In Its Charter)

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DB3/ 203402263.1

SHAREHOLDER MEETING ADJOURNED

URGENT PROXY VOTING REQUEST

YOUR VOTE MATTERS!!

Please take a few minutes to vote today

VOTING NOW CAN ELIMINATE

ADDITIONAL MAILINGS AND PHONE CALLS

Dear Shareholder:

Your shareholder meeting originally scheduled for July 14, 2020 has been adjourned allowing shareholders more time to submit their voting instructions.  The meeting will reconvene on July 29, 2020.

This letter was sent because you held shares in the fund(s) on the record date and we have not received your vote.  Even if you no longer own your shares, you can still vote.

YOUR FUND BOARD(S) UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS

PLEASE VOTE USING ONE OF THESE OPTIONS:

1.	VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

The proxy materials we sent contain important information regarding proposals you and other shareholders are being asked to consider. Please read the materials carefully. If you have questions regarding the proposals, or need assistance with voting, please call Computershare Fund Services, the funds’ proxy solicitor, toll free at 1-866-963-5819.

Thank you for your prompt attention to this matter.

LMReminder2020-Adj